Exhibit 1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of January 5, 2016, by and among 福建泰禾投资有限公司 (Fujian Thai Hot Investment Co., Ltd), an entity organized under the laws of the People’s Republic of China (the “Purchaser”), OCM Principal Opportunities Fund IV, L.P., a California limited partnership (“OCM Fund”), MTS Health Investors II, L.P., a Delaware limited partnership (“MTS”), Alliance-Oaktree Co-Investors, LLC, a Delaware limited liability company (“Co-Investors”), Alliance-MTS Co-Investors I, LLC, a Delaware limited liability company (“Co-Investors I”), Alliance-MTS Co-Investors II, LLC, a Delaware limited liability company (“Co-Investors II”), and  Larry C. Buckelew (“Buckelew” and, together with OCM Fund, MTS, Co-Investors, Co-Investors I and Co-Investors II, the “Sellers”).

RECITALS

WHEREAS, the Purchaser and the Sellers are party to that certain Stock Purchase Agreement, dated September 16, 2015 (the “Stock Purchase Agreement”);

WHEREAS, Section 8.2 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be amended in a writing signed by the Purchaser and the holders of a majority of shares owned by the Sellers;

WHEREAS, the Purchaser and the Sellers desire to amend the Stock Purchase Agreement as set forth in this Amendment; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Section 7.1(b) of the Stock Purchase Agreement shall be deleted in its entirety and replaced with the following:

“at any time on or after February 29, 2016 (the “Termination Date”), by either the Purchaser or the holders of a majority of shares of Common Stock owned by the Sellers, by giving written notice of such termination to the other parties, if the Closing shall not have occurred on or prior to the Termination Date and if the failure to consummate the Closing by the Termination Date is not the result of any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party (or, in the case of a termination by the holders of a majority of shares of Common Stock owned by the Sellers, any Seller) seeking to terminate this Agreement; or”

2.           Except as expressly modified and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Stock Purchase Agreement are and shall continue to be in full force and effect in accordance with their respective terms.

3.           After the date hereof, all references in the Stock Purchase Agreement to “this Agreement,” “the transactions contemplated by this Agreement,” the Stock Purchase Agreement and phrases of similar import, shall refer to the Stock Purchase Agreement as amended by this Amendment (it being understood that all references to “the date hereof” or “the date of this Agreement” in the Stock Purchase Agreement shall continue to refer to September 16, 2015).

4.           The provisions of Article VIII (Miscellaneous) of the Stock Purchase Agreement shall apply mutatis mutandis to this Amendment, and to the Stock Purchase Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment No. 1 to Stock Purchase Agreement to be executed as of the date first written above.

福建泰禾投资有限公司(FUJIAN THAI HOT INVESTMENT CO., LTD)

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Chairman

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.

By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P., its General Partner
By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, LTD., its General Partner
By:	OAKTREE CAPITAL MANAGEMENT, LLC, Director

By:	/s/ Michael Harmon
Name: Michael Harmon
Title: Authorized Signatory

By:	/s/ Amy Rice
Name: Amy Rice
Title: Authorized Signatory

ALLIANCE-OAKTREE CO-INVESTORS, LLC

By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P., its Managing Partner
By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP LTD., its General Partner
By:	OAKTREE CAPITAL MANAGEMENT, LLC, Director

By:	/s/ Michael Harmon
Name: Michael Harmon
Title: Authorized Signatory

By:	/s/ Amy Rice
Name: Amy Rice
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

MTS HEALTH INVESTORS II, L.P.

By:	MTS HEALTH INVESTORS II GP, LLC, its General Partner
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

ALLIANCE-MTS CO-INVESTORS I, LLC

By:	MTS HEALTH INVESTORS II GP, L.P., its Managing Member
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

ALLIANCE-MTS CO-INVESTORS II, LLC

By:	MTS HEALTH INVESTORS II GP, L.P., its Managing Member
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

By:	/s/ Larry C. Buckelew
Name: Larry C. Buckelew

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]